IN THE UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

In Re:	§ Chapter 11
§
AM COMMUNICATIONS, INC., et al.,	§ Case No. 03-12689
§ (Jointly Administered)
Debtors	§
§

ORDER (A) ESTABLISHING BIDDING PROCEDURES

(B) APPROVING ASSET PURCHASE AGREEMENTS; (C) APPROVING

FORM AND MANNER OF NOTICE OF SALE

This matter coming on to be heard on the Motion of Debtors with Respect to Proposed Sale of Certain of the Debtors’ Assets to AM Broadband, LLC, Amtec, L.L.C., and Nestronix, Inc., Free and Clear of Liens, Claims and Encumbrances for: (I) an Order (A) Establishing Bidding Procedures Including, Without Limitation, Break-Up Fee Provisions in Connection With the Sales, (B) Approving Asset purchase agreements; (C) Approving Form and Manner of Notice of Sale; (II) Final Order Approving the Sales to AM Broadband, LLC, Amtec, L.L.C., and Nestronix, Inc., or the Successful Bidder(s); and (III) Related Relief (the “Motion”)1 filed by the above-captioned Debtors and Debtors-in-possession (the “Debtors”); the Court having reviewed the Motion considered the objections thereto, the evidence presented and having heard the statements of counsel in support of the relief requested therein at a hearing thereon (the “Preliminary Hearing”); the Court finding that (a) the Court has jurisdiction over this matter pursuant to 28 U.S.C. §§ 157 and 1334, and (b) this is a core proceeding pursuant to 28 U.S.C.§ 157(b)(2); the Court finding that notice of the Motion given by the Debtors was sufficient under the circumstances; and the Court being fully advised in the premises and having determined that the legal and factual bases set forth in the Motion and at the Preliminary Hearing on the Motion establish just cause for the relief herein granted;

IT IS HEREBY FOUND AND DETERMINED THAT:

1.The Debtors have articulated good and sufficient reasons for approving the Bidding Procedures and the Bid Protections described in the Motion and as amended and/or modified herein. The objections of the Official Unsecured Creditors’ Committee and the United States Trustee (the “Objections”) are overruled except as the procedures are modified herein. The Bidding Procedures and the Bid Protections are reasonable and appropriate and represent the best method for maximizing the return on the Purchased Assets described in the Motion.

2.Notice of the Bidding Procedures approved hereby and the method of notice for the Sale proposed in the Motion is good and sufficient notice of the Bidding Procedures and the proposed Sale, plus the Debtors shall provide notice of the Sale by publication in the Wall Street Journal and no other or further notice is required.

3.The Bidding Procedures and Bid Protections were negotiated by the Debtors in good faith with AM Broadband, LLC (“AMB”), Amtec, L.L.C. (“Amtec”), and Nestronix, Inc. (“Nest”) (collectively “Purchasers”) and their approval is a condition precedent to the asset purchase agreements between the Debtors and Purchaser(s) (the “APAs”).

4.The Bidding Procedures and Bid Protections have promoted competitive bidding by the Purchasers to assume the role of stalking horse and thus have already encouraged Purchasers to enter into the APAs. Absent authorization of the Bidding Procedures and the Bid Protections, Purchasers will not go forward with the APAs and therefore the estate would

1	Unless otherwise defined in this Order, capitalized terms used herein shall have the meanings ascribed to them in the Motion.

otherwise lose the opportunity to obtain the highest and best available offer for the Purchased Assets by way of the Auction described in the Motion.

5.In particular, the payments to Purchasers of the Break-Up Fees as set forth herein and based upon the record at the Preliminary Hearing (i) are an actual and necessary cost and expense of preserving the Debtors’ estate within the meaning of 11 U.S.C. § 503(b), (ii) are of substantial benefit to the Debtors’ estate, and (iii) are reasonable and appropriate, including in light of the size and nature of the proposed Sale of the Purchased Assets and the efforts that have been and will be expended by Purchasers, notwithstanding that the proposed sale is subject to higher or better offers for the Purchased Assets.

6.The APAs, as attached to the Motion, appear reasonable and appropriate in light of the proposed Sale and reflect, based upon the showing at the Preliminary Hearing, good faith, arm’s-length negotiations. Any findings, however, under Section 363 of the Bankruptcy Code shall be reserved until the Final Hearing.

NOW THEREFORE, IT IS HEREBY ORDERED THAT:

1. The Motion shall be, and hereby is, GRANTED as set forth herein and the Objections are overruled.

2. The APAs, as described in the Motion, and subject to modification to clarify that no timeliness defaults shall exist under the APAs to the extent the schedule herein is followed, are hereby APPROVED, and the Debtors are authorized to consummate the transactions described therein, subject to (i) the Bidding Procedures and Bid Protections and (ii) entry of a final order authorizing the sale and transfer of the Purchased Assets.

3. The Bidding Procedures, as set forth on Exhibit 1 hereto and incorporated herein by reference, are hereby approved and shall govern all proceedings relating the Sale, the Auction and bids for the Purchased Assets.

4. The Bid Protections are hereby approved as follows:

a. If the Debtors close a transaction(s) providing for the sale of all or any substantial portion of the Purchased Assets to a Successful Bidder other than the Purchaser(s) (an “Alternative Transaction”), then the Debtors shall pay to such Purchaser(s) upon the closing of such Alternative Transaction, a termination payment consisting of a break-up fee (the “Break-Up Fee”) and Debtors shall reimburse Purchaser(s) for actual reasonable out-of-pocket expenses incurred in connection with the APAs (the “Reimbursement”) and the transactions contemplated therein up to a maximum set forth in the following table:

PURCHASER	ASSETS	BREAK UP FEE
AM Broadband	Substantially all assets of: AM Broadband Services, SRS Communications, and AM Nex-Link Communications.	Actual out of pocket expenses not to exceed $50,000.

Amtec	Substantially all assets of AMC Services.	Actual out of pocket expenses not to exceed $50,000.

Nestronix	Substantially all of the assets of the Broadband Products business (primarily AM Communications).	Actual out of pocket expenses not to exceed $50,000.

Any Alternative Transaction with respect to AM Broadband shall require the repayment of AM Broadband’s $250,000 participation in the LaSalle DIP Facility. Any Alternative

Transaction with respect to Nestronix shall require the repayment of up to $500,000 of trade credit to be provided or caused to be provided by Nestronix to the Debtor. All reasonable out-of-pocket expenses are subject to this Court’s approval, and Purchaser(s) shall provide documentation at the sale hearing of all actual reasonable out-of-pocket expenses to the Debtors, the Committee and the United States Trustee. From the date of receipt, each party shall have five business days to object to any expenses deemed to be unreasonable under the circumstances.

b. If any bids that seek to eclipse Purchasers’ offered Purchase Price for all of the Purchased Assets are made, the competing bid must include a purchase price to Debtors having a value of at least an amount greater than the maximum amount of the Break Up Fee and estimated reimbursement plus the amounts in the following table in excess of the prior offer.

PURCHASER	OVERBID
AM Broadband	Minimum of $100,000 initial bid increment ($50,000 bid increment plus $50,000 Break Up Fee) in cash at closing in excess of the current consideration and $50,000 increments thereafter.

Amtec	Minimum of $100,000 initial bid increment ($50,000 bid increment plus $50,000 Break Up Fee) in cash at closing in excess of the current consideration and $50,000 increments thereafter.

Nestronix	Minimum of $200,000 ($150,000 bid increment, $50,000 Break Up Fee) in cash at closing in excess of the current consideration and $150,000 increments thereafter.

c. Further, any Alternative Transaction that combines Purchased Assets from separate APAs must have a combined Break Up Fee, Reimbursement and overbid equal to the aggregate of the individual items. Any such aggregate bid must apportion the purchase price between the assets.

d. Purchaser(s) shall have the right, but not the obligation, to match any bids arising out of an Alternative Transaction, by bidding an amount that is equal to the previous offer less any Break Up Fees and Reimbursement plus a relevant additional bid increment. Upon such bid, the Purchaser(s) will be deemed to have outbid the Alternative Transaction bidder.

e. The Break-Up Fees and claims of Purchaser(s) for reimbursement of out-of-pocket expenses are payable by the Debtors upon the closing of an Alternative Transaction and will be paid first from the proceeds of any Alternative Transaction. The Break-Up Fees and claims of Purchaser(s) for reimbursement of out-of-pocket expenses shall be paid as an administrative expense of the Debtors’ estates under sections 503(b)(1) and 507(a)(1) of the Bankruptcy Code.

5. December 4, 2003 at 10:00 a.m. is set as the date and time for the Auction to be held at the offices of The Bayard Firm, 222 Delaware, Suite 900, Wilmington, DE 19899, with bids due December 2, 2003 as set forth in the Bid Procedures.

6. December 5, 2003 at 3:30 p.m. is set as the date and time for the final hearing to consider and approve the Sales of the Purchased Assets to Purchasers or the Successful Bidder(s) as determined by the Bidding Procedures and the Auction (the “Final Sale Hearing”). Any objections to the Sale shall be filed with the Court in writing not later than 4:00 p.m. EST on November 28, 2003, and shall be served upon (i) the Debtors c/o AM Communications, Inc., 1900 AM Drive, Quakertown, Pennsylvania 18951-2107, Attn: Lawrence W. Mitchell, President, (ii) Patton Boggs LLP, 2001 Ross Avenue, Suite 3000, Dallas, Texas 75201, Attn: H. Jefferson LeForce, (iii) The Bayard Firm, 222 Delaware Avenue, Suite 900, P.O. Box 25130,

Wilmington, Delaware 19899, Attn: Steven M. Yoder, and (iv) Lowenstein Sandler, PC, 65 Livingston Ave., Roseland, NJ 07068, Attn: John K. Sherwood.

7. On or before three (3) business days before the Final Sale Hearing, the Debtors will serve a copy of the proposed Assumed Contracts on all non-debtor parties to the Assumed Contracts.

8. Pursuant to Rule 6004(g) of the Federal Rules of Bankruptcy Procedure, this Order shall be effective upon its entry and shall not be stayed unless by separate order pursuant to motion and hearing thereon, and then, only upon such terms and conditions as may be set by the Court and separate order on any such motion seeking a stay of this Order.

9. The Debtors shall provide to the Committee all past and future letters of intent and purchase offers and information submitted by prospective bidders.

10. The Debtors (after consultation with LaSalle and the Committee) may revise the Bid Procedures as necessary and appropriate.

11. The Court shall retain jurisdiction over any matter or dispute arising from or relating to the implementation of this Order.

Dated: October 24, 2003

   Wilmington, Delaware

/s/ Peter J. Walsh

Honorable Peter J. Walsh United States Bankruptcy Court Judge

Exhibit 1 to Order

Bidding Procedures

AM Communications, Inc., et al.

Case No. 03-12689

(Jointly Administered)

Bidding Procedures

(i) Participation Requirements. Unless otherwise ordered by the Court, in order to participate in the bidding process, each person or entity (a “Potential Bidder”) must deliver to the Debtors (A) an executed confidentiality agreement in a form and substance satisfactory to the Debtors and (B) current financial statements of the Potential Bidder or other acceptable evidence of financial capability to consummate the purchase. A “Qualified Bidder” is a Potential Bidder that delivers the documents described above and, in the Debtors’ sole discretion (after consultation with LaSalle and the Committee), is determined to demonstrate the financial capability of the Potential Bidder to consummate the purchase of the Debtors’ assets (the “Purchased Assets”) and to be reasonably likely to be able to consummate a purchase of the Purchased Assets on substantially the same or more favorable terms and conditions as are contained in the asset purchase agreements (the “APAs”) (copies of which can be obtained by contacting either the Debtors or counsel for the Debtors). The Purchasers under the APAs or their designee (“Purchasers”) shall constitute Qualified Bidders. The Debtors (after consultation with LaSalle and the Committee) shall determine whether any Potential Bidder, other than the Purchasers, is a Qualified Bidder. In order to be a Qualified Bidder and utilize the LaSalle Note(s) in the APAs, all Potential Bidders and the Purchasers must have agreed to the form of a LaSalle Note with LaSalle Business Credit (“LaSalle”) (contingent only upon being the successful bidder at the Auction) at least two (2) business days before the Auction. It shall be in LaSalle’s sole discretion whether to enter into such LaSalle Notes with any Potential Bidder.

(ii) Information and Due Diligence. After the Potential Bidder delivers all of the materials required above, the Debtors shall determine (after consultation with LaSalle and the Committee), and shall notify the Potential Bidder in writing, whether the Potential Bidder is a Qualified Bidder. At the same time that the Debtors notifies a Potential Bidder that it is a Qualified Bidder, the Debtors shall deliver to the Qualified Bidder such information and financial data relative to the Debtors’ assets as determined by the Debtors and the Debtors shall afford the Qualified Bidder such due diligence access to the Debtors as determined by the Debtors. Due diligence shall not continue after the Bid Deadline (as set forth below). Neither the Debtors nor any of their respective representatives shall be obligated to furnish any information relating to the Debtors to any person except to a Qualified Bidder.

(iii) Bid Requirements. A bid is a letter from a Qualified Bidder stating that (A) the Qualified Bidder offers to purchase the Purchased Assets on substantially the same or more favorable terms and conditions as are contained in an APA bid, (B) the Qualified Bidder is prepared to enter into and consummate the transaction within not more than 11 days after the entry by the Bankruptcy Court of an order approving the sale, and (C) the Qualified Bidder’s offer is accompanied by a deposit in the amount of $100,000 in immediately available, good funds, and is irrevocable until the closing of a sale of the Purchased Assets.

(iv) Bid Deadline. A Qualified Bidder that desires to make a bid shall, not later than 5:00 p.m. Eastern on December 2, 2003 (the “Bid Deadline”), deliver written copies of its bid to (A) the Debtors c/o AM Communications, Inc., 1900 AM Drive, Quakertown, Pennsylvania 18951-2107, Attn: Lawrence W. Mitchell, President, (B) Patton Boggs LLP, 2001 Ross Avenue, Suite 3000, Dallas, Texas 75201, Attn: H. Jefferson LeForce, and (C) The Bayard Firm, 222 Delaware Avenue, Suite 900, P.O. Box 25130, Wilmington, Delaware 19899, Attn: Steven M. Yoder. The Debtors will then distribute a copy of the bid to counsel for the Committee and to counsel for LaSalle. Bids submitted by the Bid Deadline shall remain open and irrevocable through the consummation of the sale of the Purchased Assets.

(v) Qualified Bid. A “Qualified Bid” is a bid from a Qualified Bidder which satisfies each of the foregoing conditions and which (A) provides, solely with respect to all of the Purchased Assets, a cash purchase price (payable in full at closing) to Debtors having a value of at least the amounts set forth in the Sale Motion with any subsequent increase thereof to be at least the amounts set forth in the Sale Motion in excess of the prior cash offer, (B) is on terms as reasonably determined by Debtors (after consultation with LaSalle and the Committee) to be substantially the same or more favorable than the terms and conditions of the relevant APA(s), (C) is not conditioned on obtaining financing or on the outcome of unperformed due diligence by the Qualified Bidder, (D) does not request or entitle the Qualified Bidder to any break-up fee, termination fee, expense reimbursement, or similar type of payment, and (E) has no post-closing purchase price adjustments (other than those already included in the APAs). A Qualified Bid will be valued based upon factors such as the amount of the Qualified Bid, and the net value provided to the Debtors. The current APAs shall constitute Qualified Bids.

(vi) Participation in Auction. If any Qualified Bids have been received by the Bid Deadline, the Debtors will conduct an auction (the “Auction”). The Auction shall take place at the offices of The Bayard Firm, 222 Delaware Avenue, Suite 900, Wilmington, Delaware 19899 beginning at 10:00 a.m. Eastern on December 4, 2003 or such later time or other place as the Debtors shall notify all Qualified Bidders who have timely submitted Qualified Bids. Only the Debtors and their representatives, Nestronix, Inc. (“Nest”), AM Broadband LLC (“AMB”), and Amtec, L.L.C. (“Amtec”) and their representatives, LaSalle and its representatives, the representatives of any official committee appointed in these cases and any Qualified Bidders who have timely submitted Qualified Bids and their representatives shall be entitled to attend the Auction. At least one day prior to the Auction, the Debtors will give Nest, AMB, and Amtec and all other Qualified Bidders a copy of the highest and best Qualified Bid received. In addition, the Debtors will inform Nest, AMB, and Amtec and each Qualified Bidder who has expressed its intent to participate in the Auction of the identity of all Qualified Bidders that may participate in the Auction.

(vii) Auction Procedures. At the Auction, only Nest, AMB, and Amtec and such Qualified Bidders in attendance shall be entitled to make any additional bids. The bids shall be made and received in one room, on an open basis, and all other bidders shall be entitled to be present for all bidding with the understanding that the true identity of each bidder shall be fully disclosed to all other bidders and that all material terms of each bid will be fully disclosed to all other bidders throughout the entire Auction. The opening bid at the Auction, solely with respect to all of the Purchased Assets, shall be not less than the amounts set forth in the Sale

Motion having a value at least in excess of the prior cash offer. Bidding at the Auction shall continue until such time as the highest and best offer is determined by the Debtors (after consultation with LaSalle and the Committee). The Debtors, in consultation with the Committee and LaSalle, may modify the procedural rules for conducting the Auction or modify the bidding increments should the need arise in a manner that maximizes value to the Debtors’ estates and in a manner not inconsistent with these Bidding Procedures and the terms of the APAs. Absent the consent of LaSalle (in its sole discretion), a Qualified Bidder utilizing a LaSalle Note may not bid additional LaSalle Note as part of the bidding.

(viii) Nest, AMB, and Amtec’s Matching Bids. All matching bids by Nest, AMB, and Amtec (the “Purchasers”) must equal the highest offer plus the applicable bid increment less the applicable Break Up Fees.

(x) Successful Bid. Upon the conclusion of the Auction, the Debtors shall review each Qualified Bid on the basis of financial and contractual terms and the factors relevant to the sale process, including those factors affecting the speed and certainty of consummating the sale with respect to the Purchased Assets, and after consultation with LaSalle and the Committee submit the highest and best bid (the “Successful Bid”) for approval by the Bankruptcy Court at a hearing commencing at 3:30 p.m. on December 5, 2003. Upon the failure to consummate the sale of the Purchased Assets because of a breach or failure on the part of the Successful Bidder, the Debtors may select in their business judgment the next highest or otherwise best Qualified Bidder to be the successful bidder without further order of the Bankruptcy Court. If the Debtors do not receive any competing offers, the Debtors will report the same to the Bankruptcy Court and will proceed with the Sale of the Purchased Assets to the Purchasers pursuant to the APAs.